AZ Corp. Commiss
01653545

AZ CORPORATION COMMISSION
FILED

JUN 23 2006

FILE NO. -1293160-3

ARTICLES OF INCORPORATION
OF

(An Arizona Business Corporation)

1. Name. The name of the Corporation is ANDERSON MINING COMPANY

2. Initial Business.

The Corporation initially intends to conduct the business of MINING

3. Authorized Capital.

The Corporation shall have authority to issue 10,000,000 shares of Common Stock.

4. Known Place of Business. (In Arizona)

The street address of the known place of business of the Corporation is:

3550 SARIN BROWN RD.
SUITE #3
WICKENBURG, AZ 85390

5. Statutory Agent. (In Arizona)

The name and address of the statutory agent of the Corporation is:

THOMAS E FUDGE JR.
C/O HOSPITALITY R.V. RESORT
51?0 U.S. HWY 60
WICKENBURG, AZ 85390

6. Board of Directors -1293160-3

The initial board of directors shall consist of 1 director(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until his(her)(their) successor(s) is(are) elected and qualifies is(are):

Thomas T. Fudge Jr
c/o Hospitality R.V. Resort
5180 U.S. Hwy 60
Wickenburg, AZ 85390

The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.

7. Incorporators.

The name(s) and address(es) of the incorporator(s) is (are):

Thomas F. Fudge Jr.
c/o Hospitality R.V. Resort
5180 U.S. Hwy 60, Wickenburg AZ 85390

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

8. Indemnification of Officers, Directors, Employees and Agents.

The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

9. Limitation of Liability.

To the fullest extent permitted by the Arizona Revised Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

-1293160-3

EXECUTED this 23 day of June, 2006 by all of the incorporators.

Signed: Thomas F Fudge Jr ______________________

THOMAS F. FUDGE JR ______________________
[Print Name Here] [Print Name Here]

PHONE (928) 684-2570 FAX (928) 684-2717

Acceptance of Appointment By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 23 day of June, 2006.

Signed Thomas F Fudge Jr

THOMAS F. FUDGE JR
[Print Name Here]

____
[If signing on behalf of a company serving as statutory agent, print company name here]

ARIZONA CORPORATION COMMISSION
CORPORATIONS DIVISION

Phoenix Address: 1300 West Washington, Phoenix, Arizona 85007-2929

Tucson Address: 400 West Congress, Tucson, Arizona 85701-1347

PROFIT
CERTIFICATE OF DISCLOSURE
A.R.S. §10-202.D

ANDERSON MINING COMPANY
EXACT CORPORATE NAME

A. Has any person serving either by election or appointment as officer, director, trustee, incorporator and persons controlling or holding over 10% issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

1. Been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seve period immediately preceding the execution of this Certificate?
2. Been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of t monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?
3. Been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period imme preceding the execution of this Certificate wherein such injunction, judgment, decree or permanent order:
   (a) Involved the violation of fraud or registration provisions of the securities laws of that jurisdiction?; or
   (b) Involved the violation of the consumer fraud laws of that jurisdiction?; or
   (c) Involved the violation of the antitrust or restraint of trade laws of that jurisdiction?

Yes____ No ✓

B. IF YES, the following information MUST be attached:

1. Full name, prior name(s) and aliases, if used.
2. Full birth name.
3. Present home address.
4. Prior addresses (for immediate preceding 7-year period).
5. Date and location of birth.
6. Social Security number.
7. The nature and description of each conviction or judicial acti date and location, the court and public agency involved and file cause number of case.

C. Has any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 2 the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership interest in any other corporation which ha placed in bankruptcy, receivership or had its charter revoked, or administratively or judicially dissolved by any state or jurisdiction?

Yes____ No ✓

IF YOUR ANSWER TO THE ABOVE QUESTION IS "YES", YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORA

1. Name and address of the corporation.
2. Full name (including aliases) and address of each person involved.
3. State(s) in which the corporation:
   (a) Was incorporated. (b) Has transacted business.
4. Dates of corporate operation.
5. Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D. The fiscal year end adopted by the corporation is 12/31

Under penalties of law, the undersigned incorporator(s)/officer(s) declare(s) that I(we) have examined this Certificate, including any attachments, and best of my(our) knowledge and belief it is true, correct and complete, and hereby declare as indicated above. THE SIGNATURE(S) MUST BE D WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.

BY [signature]	BY
PRINT NAME Thomas F. Fudge Jr	PRINT NAME
TITLE President DATE 6/23/06	TITLE DATE

DOMESTIC CORPORATIONS: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any becomes an officer, director, trustee or person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietary, bene or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate sig at least one duly authorized officer of the corporation.

FOREIGN CORPORATIONS: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.

CF: 0022 - Business Corporations
Rev: 04/04